                        STERLING HEALTHCARE GROUP, INC.
                                  Exhibit 11


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                (all figures in thousands except per share data)



                                                Three Months Ended March 31,
                                                ----------------------------
                                                    1995        1996
                                                    ----        ----
Weighted average of common
     shares outstanding                             5,375       7,938


Weighted average of common
     stock equivalents - primary(1)                    33         143
                                                    -----       -----
Weighted average of common shares
     outstanding and common
     stock equivalents                              5,408       8,081
                                                    =====       =====
Weighted average of common
     shares outstanding                             5,375       7,938

Weighted average of common
     stock equivalents - primary(1)                    39         272
                                                    -----       -----
Weighted average of common shares
     outstanding and common
     stock equivalents                              5,414       8,210
                                                    =====       =====
Earnings per share:

     Primary                                        $0.16       $0.17
                                                    =====       =====
     Assuming full dilution                         $0.16       $0.17
                                                    =====       =====

(1)  Computed using the treasury stock method